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                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                 Exhibit 10.105Q




                     < Stamp indicating 50 Rupee stamp duty paid >











                              INTERCONNECTION AGREEMENT
                                (NO. PSP/TECH-023/CMT)

THIS AGREEMENT is made at Islamabad on this 5th day of December 1997.

                                       BETWEEN

PAKISTAN TELECOMMUNICATIONS COMPANY LIMITED, a company incorporated under the Companies Ordinance 1984, having its registered office at Sector G-8/4, Islamabad (hereinafter referred to as "PTCL" which expression shall be deemed to mean and include its successors-in-interests and assigns);

                                         AND

PAKISTAN MOBILE COMMUNICATIONS (Pvt.) LIMITED, a company incorporated under the Companies Ordinance 1984, having its registered office at 12th Floor UBL Building, Jinnah Avenue, Blue Area, Islamabad (hereinafter referred to as "PMCL" which expression shall be deemed to mean and include its successors-in-interests and assigns);

(PTCL and PMCL shall hereinafter be collectively referred to as the "Parties" and individually as a "Party").

WHEREAS PTCL is licensed to operate basic telephony and public switched telephone network service ("PSTN Network") in Pakistan under license number PTA/M(T)-014/A dated 15th April 1997 issued by the Pakistan Telecommunication Authority ("PTA") (the "PTCL License");

AND WHEREAS PMCL is licensed to operate cellular mobile telephone service ("Cellular Network") in Pakistan under license issued by PTA vide their Revalidation order number N11 dated 9th August 1997 (the "PMCL License");

AND WHEREAS in accordance with PTA number PTA/(T)006 dated 20 January 1997 in respect of the restoration of cellular mobile services in Karchi and other cities in the province of Sindh, the Parties entered into the Interim Interconnection Agreement on 15 September 1997 (the "Interim Agreement");

AND WHEREAS the Parties agreed in the Interim Agreement to enter into this Agreement on or before, 30 September 1997, and replace the provisions of the Interim Agreement with the provisions of this Agreement;

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                                                CONFIDENTIAL TREATMENT REQUESTED


AND WHEREAS the Parties have agreed on the terms and conditions relating to the Interconnection arrangements for exchange and transportation of mutual two-way traffic between their respective PSTN Network and Cellular Network;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

1.   HANDOVER AND CALL ROUTING

     1.1. [*]

     1.2. [*]

     1.3. [*]

     1.4. [*]

2.   POINTS OF INTERCONNECTION

     2.1. PMCL may choose the points of interconnection at different hierarchial levels on the grounds of economy, performance and other benefits.
          PMCL shall provide to PTCL the following information in respect of each point of interconnection:

          1.   The name of the exchange;
          2.   The type of the exchange;
          3.   The physical nature of the link;
          4.   The type of transmission used on the link;
          5.   The maximum capacity of the link;
          6.   The amount of capacity currently in use on the link; and
          7.   The type of signaling used.

          The format in which the aforesaid information is to be provided to PTCL by PMCL and the frequency update shall be agreed separately by the Parties.


3.   INTERCONNECTION STRUCTURE

     3.1. DIUs, signaling links, code creation and other software changes, local leads and allied equipment required for interconnection shall be provided by each of the Parties at their end of the interconnection points at the sole cost and expense of each Party.

     3.2. Power and space, including tower space for dishes, required at each end of the interconnection points shall be provided by PTCL. In case of facilities owned by the National Telecommunication Corporation ("NTC"), PTCL shall facilitate the process the provisions of the required facilities. PMCL shall pay for the utilization of the said facilities, owned either by PTCL or NTC, at such rates as approved by the PTA.


4.   CHARGES FOR PSTN NETWORK AND LEASED CIRCUITS

     4.1. PTCL shall give a volume discount to PMCL on its normal PSTN charges during the term of this Agreement as set out hereunder.

     TOTAL GROSS MONTHLY BILLING OF PMCL     DISCOUNT (IN%)


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                                                CONFIDENTIAL TREATMENT REQUESTED

          (a) [*]                                                [*]
          (b) [*]                                                [*]
          (c) [*]                                                [*]
          (d) [*]                                                [*]
          (e) [*]                                                [*]
          (f) [*]                                                [*]
          (g) [*]                                                [*]

          The discount shall not be applicable to any duties or taxes payable in connection with the PTCL service charges.

     4.2. PTCL shall provide a monthly detailed consolidated bill to PMCL setting out the total applicable discount for each month and the amount due for a particular month after such discount. PMCL shall pay the amount expressed to be due under such bill by the due date stipulated in the relevant bill. In the event PTCL has not provided such consolidated bill, PMCL shall have the right to itself produce a statement of the billing received by PMCL, calculate the applicable discount and deduct the discount from the payment to be made to PTCL for such billing. All details of bills, including IDD tapes, shall be provided to PMCL by PTCL at no extra cost in order to facilitate reconciliation of PTCL charges.

     4.3. PTCL shall give a discount to PMCL on the leased circuit charges as set out hereunder. These rates are based on the per kilometer road distance charges as stated in Survey of Pakistan maps. These rates shall not be increased during the term of this Agreement.

          (a) [*]                                                [*]
          (b) [*]                                                [*]
          (c) [*]                                                [*]

     4.4. The quarterly payments for the circuits already leased by PMCL and payments for any new circuits shall be made by PMCL to PTCL after the deduction of [*]. In case of charges for the leased circuits being higher than [*] in a year. PMCL shall submit a statement of total billing for that year deducting a discount calculated in accordance with the above mentioned rates. The Parties shall enter into a separate lease agreement for the leased circuits. However such agreement shall not contravene any provisions of this Agreement or cause any new requirements.


5.   FORCE MAJEURE

     5.1. Neither party shall have any claim against the other for damages for delay caused by Force Majure. The term "Force Majure" as used herein shall mean Acts of God, strikes, lockouts, or other industrial disturbance, act of public enemy, war, blockages, insurrections, riots, epidemics, landslides, earthquakes, fires, storms, lightening, flood, washouts, civil disturbances, explosion, non-availability of governmental export permits as well as other required decisions, approvals, licenses etc from the relevant governmental authorities, and any other cause similar to the control of herein enumerated or of equivalent effect, not within the control of either party and which by the exercise of due care and diligence either party is unable to overcome or restriction imposed by Government of Pakistan action or regulation in case of Emergency and Security.

     5.2. The Party affected by any occurrence of force majeure shall however make its best endeavours to resume or commence the performance of its obligations prevented by force majeure as soon as possible and in any case immediately upon its cessation, and force majeure shall not be an excuse for the relief from


--------------------------------------
(*) Confidential portion has been omitted and filed separately with the Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

          performance altogether of its obligations hereunder except that the delay caused by force majeure shall not be regarded as a breach of such of its obligations for which a time is set for performance hereunder.

     5.3. The Parties shall meet in good faith to endeavor to agree upon some viable alternative to the performance of any obligation prevented by force majeure with the objective of maintaining this Agreement in effect. If, however, the force majeure continues for more than a period of two years continuously, the Party affected by the force majeure shall have the right to terminate this Agreement upon giving a prior written notice of at least ninety days to the other Party.


6.   PLANNED OUTAGES BY PTCL

     6.1. PTCL shall give prior written notice of at least fifteen days to PMCL of any planned outages and shall provide possible alternatives to PMCL. PTCL shall provide alternative streams in case of outages, for any reason, of more than thirty minutes.

     6.2. In case of outages which do not occur due to a force majeure or any outages stated in Clause 6.1 above, PTCL shall compensate PMCL the cost of any circuits leased by PMCL which are affected by such outage. The cost of all outages will be refunded at the prevailent rates for the leased stream. To re-establish any interruption of service for a leased circuit, reasonable documentary evidence shall be provided by PMCL to PTC. The refund/extention will be authorized by CE(PSP), PTCL HQ's, Islamabad.


7.   CONFIDENTIALITY

     7.1. Unless otherwise agreed, the Parties shall ensure that they, their respective associated or affiliated companies, officers, employees, servants, agents and/or consultants keep confidential all terms and conditions hereof and all actions taken pursuant to this Agreement.


8.   APPROVAL BY PTA

     8.1. The provisions of this Agreement shall be subject to the approval of the PTA.


9.   EFFECTIVE DATE, TERM OF THE AGREEMENT AND EXTENSION

     9.1. The provisions of this Agreement, subject to Clause 9.1, shall come into effect on [1 October 1997] and shall be valid for a period of [*] until [*].

     9.2. The Parties may by mutual consent extend the term of this Agreement for a further period of [*].


10.  GOVERNING LAW AND ARBITRATION

     10.1. This agreement shall be governed by and constructed in accordance with the laws of Pakistan.

     10.2. All disputes arising between the Parties as to any matter or thing arising from or in any matter connected with this Agreement shall be referred to arbitration. The arbitration proceedings shall be conducted in accordance with the Arbitration Act 1940 or any amendment or re-enactment thereof and the rules made thereunder by two arbitrators, one to be appointed by each of the Parties and an umpire to be appointed by the two arbitrators so appointed. The umpire shall be a retired judge of the


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                                                CONFIDENTIAL TREATMENT REQUESTED

               Supreme Court, acting as the umpire. The decision of the umpire shall be final and binding. The venue of arbitration shall be Islamabad. Arbitration as aforesaid shall be a condition precedent to any other action under law.

     10.3. The provisions contained in this Article shall survive the termination and/or expiration of this Agreement.


11.  NOTICES

     11.1. All notices under this Agreement or pursuant to any arbitration or legal proceedings shall be given at the respective registered offices of the Parties. All other communications required or permitted by this Agreement shall be given in writing by registered mail, acknowledgement due, or by fax or telex or telegram confirmed simultaneously with registered mail, acknowledgement due, or by fax or telex or telegram, and shall be addressed:

               If to PTCL:

               Attention:     Noor ud Din Baqai
               Address:       Chief Engineer (PSP), PTCL H/Q's G-8/4, Islamabad
               Tel. No:       92-51-282987
               Fax No:        92-51-282936


               If to PMCL:

               Attention:     Tariq Hanif Khan
               Address:       Executive Director (GR), PMCL Head office, 12th
                              Floor, UBL Building, Jinnah Avenue, Blue Area,
                              Islamabad.
               Tel. No:       92-51-273984
               Fax No:        92-51-273982

               or to such other addresses and numbers as the Parties may, from time to time, designate.


12.  ENTIRE AGREEMENT

     12.1. This Agreement constitutes the entire agreement with respect to the subject matter hereof and hereby cancels and supersedes any and all prior oral or written agreements, including the Interim Agreement, or understandings between the Parties. This Agreement may be varied or amended only by prior mutual consent of the Parties in writing. However, in case any more favorable terms are offered by PTCL to any other cellular mobile operator in Pakistan, the same terms shall be extended to PMCL by PTCL and this Agreement shall be amended accordingly.

     12.2. The preamble, recitals, headings and the annexures of this Agreement shall have the same force and effect as if expressly set out in the body of this Agreement. In this Agreement where the context so requires the singular shall include the plural and vice versa.


13.  ASSIGNMENT

     13.1. This agreement shall not be assigned by either of the Parties to any third party without the prior written consent of other Party.


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                                                CONFIDENTIAL TREATMENT REQUESTED

14.  SEVERABILITY

     14.1. If for any reason any provision hereof become inoperative the validity and effect of all other provisions of this Agreement shall not be affected thereby. In case it is not possible under law to implement any of the provisions of this Agreement, the Parties undertake to abide by the spirit of this Agreement and to endeavor to agree to perform obligations as closely resembling those created by this Agreement as shall be permissible by law.


15.  COUNTERPARTS

     15.1. This Agreement shall be executed in three counterparts. One copy shall be kept with the PTA and one copy shall be kept by each of the Parties.


IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day, month and year first mentioned above.



/s/ Nasim S. Mirza                      /s/ Javed Saifullah Khan
------------------------------          ----------------------------------------
Nasim S. Mirza                          Javed Saifullah Khan
Chairman, PTCL                          Chairman, PMCL



Witnesses:

Name:                                   Name:
     -------------------------               -----------------------------------

Address:                                Address:
        ----------------------                  --------------------------------

------------------------------          ----------------------------------------

------------------------------          ----------------------------------------

/s/                                     /s/
/s/                                     /s/



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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                         ANNEX-1



                                 LOCAL CALL HANDOVER














< Full-page diagram illustrating routing of call originating on Mobile Network in City A and terminating on PTCL network in City A >



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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                         ANNEX-2



                      FAR END CALL HANDOVER - LOCAL TERMINATION

















< Full page diagram illustrating routing of call originating on Mobile network in City A and carried through Mobile network in City D terminating on PTCL network in City D >















INTERCONNECT AGREEMENT ITEM 1.1 & 1.2
[*]


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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                         ANNEX-2



                       FAR END CALL HANDOVER - NWD TERMINATION
















< Full page diagram illustrating routing of call originating on Mobile network in City A and terminating on PTC Network in City E >



















INTERCONNECT AGREEMENT ITEM 1.1 & 1.2
[*]


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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                         ANNEX-3



                                 INTERNATIONAL CALLS
















< Full page diagram illustrating routing of international call originating on
Mobile network in City A >



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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                         ANNEX-4



                                FAR END CALL HANDOVER
















< Full page diagram illustrating routing of call originating on PTC network in
City D and terminating on Mobile Network in City A >




                                          11